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EXHIBIT 10.21

                                UNITEDTRUST BANK
                              COMMERCIAL LOAN NOTE

                                      Amount:               $1,500,000.00

                                      Dated:              September 30, 2002

FOR VALUE RECEIVED, the undersigned (together the "Borrower") promises to pay UNITEDTRUST BANK (the "Lender"), at its office located at- 1130 Route 22 East, P.O. Box 6000, Bridgewater, New Jersey 08807, or at such other place as the Lender may direct, ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), together with interest, as follows:

1. COMMERCIAL LOAN. This Note evidences a commercial loan in the amount of $1,500,000.00 (the "Loan") made by the Lender to the Borrower pursuant to the terms of a Loan Agreement of even date (the "Loan Agreement") . This Note replaces and is a successor to the promissory note dated June 30, 2002 in the principal amount of $1,500,000.00 and the promissory note dated November 1, 2001 in the principal amount of $1,500,000.00.

2. INTEREST RATE. The Borrower shall pay the Lender interest on the unpaid principal balance of the Loan from the date of this Note at a floating rate equal to the "Prime Rate". For purposes of this Note, "Prime Rate" shall mean the highest New York City Prime Rate as published in the Wall Street Journal from time to time, rounded up to the nearest 0.125 percent. The Prime Rate is only a reference point for determining lending rates and is not necessarily the lowest rate available to the Lender's customers. If the Prime Rate ceases to be published by the Wall Street Journal the Lender will choose a comparable index. The rate payable shall change on the date of any change in the Prime Rate. At no time, however, shall the interest rate exceed the maximum allowance by law. All computations of interest shall be made on the basis of a three hundred sixty
(360) day year and the actual number of days elapsed.

3. TERM. This Note matures and is payable in full on January 1, 2006 (the "Maturity Date").

4. PAYMENTS. The Borrower shall pay principal and interest by making payments as follows (which payments, unless indicated otherwise, shall be applied first to fees, then to accrued interest and finally to unpaid principal):

The Borrower shall pay accrued interest only, on the first day of each succeeding month commencing November 1, 2002 until the Maturity Date, when the entire unpaid amount of fees, interest and principal shall become due. Commencing February 1, 2003, and on the first: day of each succeeding month thereafter through and including December 1, 2005, in addition to payments of interest, the Borrower shall make 35 monthly payments of principal in the amount of $41,666.67. On the Maturity Date, the Borrower shall pay a final principal payment in the amount of $41,666.55, together with accrued interest.

The Borrower authorizes and directs the Lender to automatically deduct such payments from its account number 65-104-230-0 maintained at the Lender. If the funds in such account are insufficient to cover any payment the Lender shall not be obligated to advance funds to cover the payment.



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5.     PREPAYMENTS.

Prepayment will be permitted in whole or in part at any time upon prior written notice to the Lender without fee or penalty. In addition to any prepaid amount, the Borrower shall also pay to the Lender any accrued and unpaid interest and all other sums due under the terms of this Note at the time of such prepayment. All prepayments shall be applied first to unpaid fees, then unpaid interest and then to principal.

6. LATE FEE. If the Lender does not receive the entire amount of any payment required under this Note within 10 days of its due date, the Borrower shall pay a late fee of 5% of that entire amount.

7. COLLATERAL AND GUARANTY. Repayment of this Note is secured by a Security Agreement from each Borrower granting the Lender a continuing first lien security interest in all of the assets of each Borrower. Repayment of this Note is unconditionally guaranteed pursuant to a Guaranty of Payment (the "Guaranty") executed by Christopher J. Carey (the "Guarantor") . The Guarantor has also executed a Subordination Agreement (the "Subordination Agreement") in favor of the Lender subordinating all existing and future indebtedness of the Guarantor to either Borrower to the Loan. Any security interests in any other collateral given to the Lender by any Borrower or Guarantor in connection with any other obligation to the Lender shall also secure repayment of this Note.

8. DEFAULT. The Borrower shall be in default under this Note upon the occurrence of any of the following events (each, an "Event of Default"):

(a) Failure to make any payment under this Note when due; or

(b) Any default under the terms of the Loan Agreement, this Note, the Guaranty, the Subordination Agreement or any other loan or collateral document executed in connection therewith or required thereby (collectively, the "Loan Documents") or an Event of Default as defined ~n any of the Loan Documents shall occur.

Upon the happening of an Event of Default, the entire amount of interest, principal, and any other sums due under this Note shall become due and payable immediately and interest shall accrue thereafter at a rate of interest equal to 5% per annum in excess of the rate of interest (as that rate may change from time to time) which would have been payable on this Note if default had not occurred. The Borrower acknowledges that: (i) such additional rate is a material inducement to the Lender to make the Loan; (ii) the Lender would not have made the Loan in the absence of the agreement of the Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to the Lender that the Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to the Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan and (b) compensation to the Lender for losses that are difficult to ascertain.

The Lender does not give up its rights upon an Event of Default as a result cf any delay or any previous delay in declaring or failing to declare an Event of Default.

9. SET-OFF. If any amount owing under this Note is not paid when it becomes due, the Lender may set off all property held by it, and funds from any account maintained with it, belonging to any Borrower or any other maker, endorser or Guarantor.

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10. WAIVERS. The Lender is not required to do any of the following before enforcing its rights under this Note:

(a) Demand payment of amounts due;

(b) Give notice that amounts due have not been paid; or

(c) Obtain an official certificate of non-payment.

11. NOTE BINDING ON EACH BORROWER AND SUCCESSORS. All obligations under this Note are the joint and several unconditional obligations of each Borrower and all who succeed to their rights and interests. Release of any Borrower, Collateral or Guarantor shall not release any other Borrower, Collateral or Guarantor.

12. CHANGES. This Note can only be changed by an agreement in writing signed by the Borrower and the Lender.

13. GOVERNING LAW. This Note shall be construed according to the laws of the State of New Jersey and the Borrower consents to the jurisdiction of the courts of the State of New Jersey to determine any questions of fact or law arising under this Note.

14. PAYMENT OF FEES AND EXPENSES. Borrower shall pay on demand all expenses of Lender in connection with the default, collection, waiver or amendment of Loan terms, or in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral.

15. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAWf BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

16. REPLACEMENT OF NOTE. Upon receipt of an affidavit of an officer of Lender or Borrower as to the loss, theft, destruction or mutilation of this Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, Borrower or Lender, as the case may be, will issue, in lieu thereof, a replacement note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

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